Exhibit 99.1

Deluxe Corporation P.O. Box 64235 St. Paul, MN 55164-0235 (651) 483-7111

NEWS RELEASE	For additional information: Ed Merritt Treasurer and VP Investor Relations (651) 787-1370

January 22, 2015

DELUXE REPORTS FOURTH QUARTER 2014 FINANCIAL RESULTS
Revenue increases 7.3% over last year -- exceeds high end of outlook
Diluted EPS $1.16; Adjusted EPS of $1.19 increases 14.4% -- exceeds high end of outlook
Declares regular quarterly dividend
Announces plan to redeem $200 Million 7.00% Senior Notes Due 2019

St. Paul, Minn. – January 22, 2015 – Deluxe Corporation (NYSE: DLX), a leader in providing small businesses and financial institutions with products and services to drive customer revenue, announced its financial results for the fourth quarter ended December 31, 2014. Key financial highlights include:

	Q4 2014	Q4 2013	% Change
Revenue	$448.5 million	$417.8 million	7.3%
Net Income	$58.0 million	$45.7 million	26.9%
Diluted EPS – GAAP	$1.16	$0.90	28.9%
Adjusted Diluted EPS – Non-GAAP	$1.19	$1.04	14.4%

A reconciliation of earnings per share on a GAAP basis and adjusted earnings per share on a non-GAAP basis is provided after the Forward-Looking Statements.

Both revenue and adjusted diluted EPS exceeded the high end of the range in the prior outlook. The earnings results were driven by stronger than expected operating results, primarily in the Financial Services segment, as well as a favorable effective tax rate.

“Our transformation continues to move forward with revenue and EPS in the quarter exceeding the high end of our outlook,” said Lee Schram, CEO of Deluxe. “On an annual basis, we delivered our fifth consecutive year of revenue growth and our sixth consecutive year of increasing cash flow from operations. Looking ahead to 2015, we will continue to execute our growth strategy and plan to deliver another year of revenue, EPS and operating cash flow growth, and increasing value for our shareholders.”

Fourth Quarter 2014 Highlights:

•
Revenue increased 7.3% year-over-year due to the Financial Services segment which included the results of Wausau Financial Systems, acquired in October 2014, and Destination Rewards, acquired in December 2013, and the Small Business Services segment which grew 5.8%.

•	Revenue from marketing solutions and other services increased 30.5% year-over-year and accounted for 30.4% of total revenue in the quarter.

•
Gross margin was 63.1% of revenue, down from 63.6% in the fourth quarter of 2013. The decline was primarily driven by an unfavorable product revenue mix and higher delivery and material costs, partially offset by a favorable services revenue mix.

•
Selling, general and administrative (SG&A) expense increased 7.7% from last year primarily due to additional SG&A expense from acquisitions and higher performance-based compensation. SG&A as a percent of revenue was 42.8% in the quarter compared to 42.7% of revenue last year.

•
Operating income increased 15.5% year-over-year and includes restructuring, transaction-related costs and impairment charges/loss on sale-leaseback in both periods. Adjusted operating income, which excludes these items, increased 4.3% year-over-year from higher revenue per order and continued cost reductions partially offset by higher performance-based compensation.

•
Diluted EPS increased 28.9% year-over-year. Excluding restructuring, transaction-related costs and asset impairment charges/loss on sale-leaseback in both periods, adjusted diluted EPS increased 14.4% year-over-year driven by stronger operating performance, a favorable effective tax rate, and lower interest expense and shares outstanding.

Segment Highlights
Small Business Services

•
Revenue was $301.0 million and increased 5.8% year-over-year due to growth in marketing solutions and other services, growth in the Safeguard® distributor channel and the impact of previous price increases.

•
Operating income increased 17.6% from last year to $52.7 million. Adjusted operating income, which excludes restructuring and transaction-related costs in both periods and an asset impairment charge in 2013, increased 1.1% year-over-year due primarily to higher revenue and cost reductions.

Financial Services

•
Revenue was $105.1 million and increased 21.5% year-over-year due to growth in marketing solutions and other services and includes the results of Wausau Financial Systems and Destination Rewards, as well as the impact of previous price increases. The secular decline in check usage and the impact on pricing from a large financial institution contract renewal early in the second quarter partially offset these benefits.

•
Operating income increased 26.3% from last year to $24.0 million. Adjusted operating income, which excludes restructuring and transaction-related costs in both periods, increased 18.1% year-over-year, reflecting previous price increases, higher margin marketing solutions and other services revenue and the continued benefits of cost reductions, partially offset by the secular declines in check usage and the large customer contract renewal.

Direct Checks

•	Revenue of $42.4 million declined 9.2% year-over-year due primarily to the secular decline in check usage and the elimination of marketing investments that no longer met the Company’s return criteria.

•
Operating income decreased 5.6% year-over-year to $13.4 million. Adjusted operating income, which excludes restructuring costs in both periods and a loss on the sale-leaseback of a facility in 2014, decreased 4.1% as a result of lower revenue, partially offset by cost reductions.

Other Highlights

•
Cash provided by operating activities for 2014 was $280.4 million, an increase of $18.9 million compared to 2013, driven primarily by improved earnings, lower medical and performance-based compensation payments, and changes in working capital, partially offset by higher income tax payments and contract acquisition costs.

•	The Company did not repurchase any common stock in open market transactions in the fourth quarter. For the full year, the Company repurchased $60.1 million of common stock.

•
On January 20, 2015, the Board of Directors of Deluxe Corporation declared a regular quarterly dividend of $0.30 per common share on all outstanding shares of the Company. The dividend will be payable on March 2, 2015 to all shareholders of record at the close of business on February 17, 2015.

•
The Company also announced its plan to redeem all of its $200 million 7.00% Senior Notes Due 2019 which are callable on March 15, 2015. The early debt retirement will generate a first quarter charge to EPS of approximately $0.12 per share related to a contractual call premium and associated fees. The early debt retirement is expected to be financed primarily with the existing credit facility and the issuance of a short-term bank loan.

Outlook

First Quarter 2015:	Current Outlook (1/22/2015)
Revenue	$426 to $434 million
Diluted EPS – GAAP	$0.87 to $0.92
Adjusted Diluted EPS – Non-GAAP	$0.99 to $1.04

Full Year 2015:
Revenue	$1.74 to $1.78 billion
Marketing Solutions & Other Services Revenue	approx. $520 to $535 million
Diluted EPS – GAAP	$4.23 to $4.43
Adjusted Diluted EPS – Non-GAAP	$4.35 to $4.55
Operating Cash Flow	$290 to $305 million
Capital Expenditures	approx. $40 million
Depreciation and Amortization	approx. $76 million
Cost Expense Reductions	approx. $50 million
Effective Tax Rate	approx. 33.5%

Earnings Call Information

•
A live conference call will be held today at 11:00 a.m. ET (10:00 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-857-244-7308 (access code 36936572). A presentation also will be available via a simultaneous webcast on our investor relations website at www.deluxe.com/investor.

•	Alternatively, an audio replay of the call will be available on the investor relations website or by calling 1-617-801-6888 (access code 77993519).

Upcoming Management Presentations
Deluxe Management will be participating at the following events in the first quarter where you can hear more about the Company:

•	February 23 & 24 - J.P. Morgan Global High Yield & Leveraged Finance Conference in Miami

•	February 25 - Robert W. Baird & Company 2015 Business Solutions Conference in New York

•	March 11 - Credit Suisse Global Services Conference in New York

•	March 17 - Sidoti & Company Conference in New York

•	March 18 - Northland Capital Growth Conference in New York

•	March 25 - Telsey Advisory Group (TAG) Spring Consumer Conference in New York

About Deluxe Corporation
Deluxe is a growth engine for small businesses and financial institutions. Nearly 4.6 million small business customers access Deluxe’s wide range of products and services including customized checks and forms, as well as web-site development and hosting, search engine marketing, search engine optimization, and logo design. For financial institutions, Deluxe offers industry-leading programs in checks, customer acquisition and loyalty, fraud prevention and profitability and financial technology solutions including receivables management. Deluxe is also a leading printer of checks and accessories sold directly to consumers. For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the impact that a deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company’s recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web design, hosting, email marketing, logo design, search engine marketing, search engine optimization, digital printing services, fraud protection services, profitability, risk management services, and other services; the failure of such products and services to deliver the expected revenues and other financial targets; and the impact of governmental laws and regulations. The Company’s cash dividends are declared by the Board of Directors on a current basis and therefore may be subject to change. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2013.

Diluted EPS Reconciliation
The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters and years ended December 31, 2014 and 2013. The Company’s management believes that adjusted earnings per share (EPS) is a useful financial measure because certain items during 2014 and 2013 (asset impairment charges/loss on sale-leaseback, restructuring and transaction-related costs) impact the comparability of reported net income. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Adjusted EPS reconciles to reported EPS as follows:

	Actual
	Q4 2014	Q4 2013	Total Year 2014	Total Year 2013
Adjusted Diluted EPS	$1.19	$1.04	$4.20	$3.87
Restructuring-related costs	(0.01)	(0.07)	(0.12)	(0.14)
Asset impairment charges/loss on sale-leaseback	(0.01)	(0.06)	(0.10)	(0.06)
Transaction-related costs	(0.01)	(0.01)	(0.02)	(0.02)
Reported Diluted EPS	$1.16	$0.90	$3.96	$3.65

Outlook
	Q1 2015	Total Year 2015
Adjusted Diluted EPS	$0.99 to $1.04	$4.35 to $4.55
Net loss on repurchase of debt	(0.12)	(0.12)
Reported Diluted EPS	$0.87 to $0.92	$4.23 to $4.43

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended December 31,
	2014		2013
Product revenue	$370.1		$354.9
Service revenue	78.4		62.9
Total revenue	448.5		417.8
Cost of products	(138.0)	(30.8%)	(123.1)	(29.5%)
Cost of services	(27.3)	(6.1%)	(29.0)	(6.9%)
Total cost of revenue	(165.3)	(36.9%)	(152.1)	(36.4%)
Gross profit	283.2	63.1%	265.7	63.6%

Selling, general and administrative expense	(192.1)	(42.8%)	(178.3)	(42.7%)
Net restructuring charges	(0.3)	(0.1%)	(4.4)	(1.1%)
Asset impairment charge	—	—	(5.0)	(1.2%)
Net loss on sale-leaseback of facility	(0.7)	(0.2%)	—	—
Operating income	90.1	20.1%	78.0	18.7%

Interest expense	(7.8)	(1.7%)	(9.6)	(2.3%)
Other income	0.3	0.1%	0.4	0.1%
Income before income taxes	82.6	18.4%	68.8	16.5%

Income tax provision	(24.6)	(5.5%)	(23.1)	(5.5%)
Net income	$58.0	12.9%	$45.7	10.9%

Weighted average dilutive shares outstanding	50.0		50.9

Diluted earnings per share	$1.16		$0.90

Capital expenditures	$11.5		$10.7
Depreciation and amortization expense	17.3		16.2
Number of employees-end of period	5,830		5,575

Non-GAAP financial measure - EBITDA(1)	$107.7		$94.6
Non-GAAP financial measure - Adjusted EBITDA(1)	110.1		105.3

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and transaction-related costs and asset impairment charges/loss on sale-leaseback) which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been impacted by acquisitions. Certain transactions in 2014 and 2013 also impacted the comparability of reported net income. We believe that measures of operating performance which exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures which should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Quarter Ended December 31,
	2014	2013
Adjusted EBITDA	$110.1	$105.3
Restructuring-related costs	(0.9)	(5.3)
Transaction-related costs	(0.8)	(0.4)
Asset impairment charges/loss on sale-leaseback	(0.7)	(5.0)
EBITDA	107.7	94.6
Income tax provision	(24.6)	(23.1)
Interest expense	(7.8)	(9.6)
Depreciation and amortization expense	(17.3)	(16.2)
Net income	$58.0	$45.7

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Year Ended December 31,
	2014		2013
Product revenue	$1,410.9		$1,369.7
Service revenue	263.2		215.1
Total revenue	1,674.1		1,584.8
Cost of products	(501.9)	(30.0%)	(463.5)	(29.2%)
Cost of services	(104.4)	(6.2%)	(97.6)	(6.2%)
Total cost of revenue	(606.3)	(36.2%)	(561.1)	(35.4%)
Gross profit	1,067.8	63.8%	1,023.7	64.6%

Selling, general and administrative expense	(719.2)	(43.0%)	(691.4)	(43.6%)
Net restructuring charges	(8.8)	(0.5%)	(9.4)	(0.6%)
Asset impairment charges	(6.5)	(0.4%)	(5.0)	(0.3%)
Net loss on sale-leaseback of facility	(0.7)	—	—	—
Operating income	332.6	19.9%	317.9	20.1%

Interest expense	(36.5)	(2.2%)	(38.3)	(2.4%)
Other income	1.1	0.1%	1.5	0.1%
Income before income taxes	297.2	17.8%	281.1	17.7%

Income tax provision	(97.4)	(5.8%)	(94.4)	(6.0%)
Net income	$199.8	11.9%	$186.7	11.8%

Weighted average dilutive shares outstanding	50.3		51.0

Diluted earnings per share	$3.96		$3.65

Capital expenditures	$41.1		$37.4
Depreciation and amortization expense	65.8		64.5
Number of employees-end of period	5,830		5,575

Non-GAAP financial measure - EBITDA(1)	$399.5		$383.9
Non-GAAP financial measure - Adjusted EBITDA(1)	418.0		401.0

(1) See the discussion of EBITDA and Adjusted EBITDA on the previous page. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Year Ended December 31,
	2014	2013
Adjusted EBITDA	$418.0	$401.0
Restructuring-related costs	(9.7)	(10.9)
Transaction-related costs	(1.3)	(1.2)
Asset impairment charges/loss on sale-leaseback	(7.5)	(5.0)
EBITDA	399.5	383.9
Income tax provision	(97.4)	(94.4)
Interest expense	(36.5)	(38.3)
Depreciation and amortization expense	(65.8)	(64.5)
Net income	$199.8	$186.7

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2014	December 31, 2013
Cash and cash equivalents	$61.5	$121.1
Other current assets	257.4	198.2
Property, plant & equipment-net	87.6	101.3
Intangibles-net	207.2	153.6
Goodwill	868.4	822.8
Other non-current assets	206.3	172.5
Total assets	$1,688.4	$1,569.5

Short-term debt and current portion of long-term debt	$160.9	$255.6
Other current liabilities	306.4	234.4
Long-term debt	393.4	385.1
Deferred income taxes	95.8	82.8
Other non-current liabilities	84.4	61.1
Shareholders' equity	647.5	550.5
Total liabilities and shareholders' equity	$1,688.4	$1,569.5

Shares outstanding	49.7	50.3

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2014	2013
Cash provided (used) by:
Operating activities:
Net income	$199.8	$186.7
Depreciation and amortization of intangibles	65.8	64.5
Asset impairment charges	6.5	5.0
Contract acquisition payments	(16.6)	(12.1)
Other	24.9	17.4
Total operating activities	280.4	261.5
Investing activities:
Purchases of capital assets	(41.1)	(37.4)
Payments for acquisitions	(105.0)	(69.7)
Proceeds from sale of facility	8.5	—
Proceeds from company-owned life insurance policies	0.9	4.6
Other	0.7	1.5
Total investing activities	(136.0)	(101.0)
Financing activities:
Net change in debt	(94.5)	(1.5)
Dividends	(57.6)	(50.7)
Share repurchases	(60.1)	(48.8)
Shares issued under employee plans	9.1	15.9
Other	3.7	2.8
Total financing activities	(199.4)	(82.3)
Effect of exchange rate change on cash	(4.6)	(2.5)
Net change in cash and cash equivalents	(59.6)	75.7
Cash and cash equivalents: Beginning of period	121.1	45.4
Cash and cash equivalents: End of period	$61.5	$121.1

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended December 31,
	2014	2013
Revenue:
Small Business Services	$301.0	$284.6
Financial Services	105.1	86.5
Direct Checks	42.4	46.7
Total	$448.5	$417.8

Operating income: (1)
Small Business Services	$52.7	$44.8
Financial Services	24.0	19.0
Direct Checks	13.4	14.2
Total	$90.1	$78.0

Operating margin: (1)
Small Business Services	17.5%	15.7%
Financial Services	22.8%	22.0%
Direct Checks	31.6%	30.4%
Total	20.1%	18.7%

	Year Ended December 31,
	2014	2013
Revenue:
Small Business Services	$1,129.3	$1,050.2
Financial Services	368.4	343.2
Direct Checks	176.4	191.4
Total	$1,674.1	$1,584.8

Operating income: (1)
Small Business Services	$188.3	$175.9
Financial Services	86.8	82.3
Direct Checks	57.5	59.7
Total	$332.6	$317.9

Operating margin: (1)
Small Business Services	16.7%	16.7%
Financial Services	23.6%	24.0%
Direct Checks	32.6%	31.2%
Total	19.9%	20.1%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(1) Operating income includes the following asset impairment charges/loss on sale-leaseback, restructuring and transaction-related costs:

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Small Business Services	$0.8	$8.1	$13.0	$11.2
Financial Services	0.8	2.0	4.1	4.7
Direct Checks	0.8	0.6	1.1	1.2
Total	$2.4	$10.7	$18.2	$17.1

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters and years ended December 31, 2014 and 2013. The Company’s management believes that operating income by segment, excluding asset impairment charges/loss on sale-leaseback, restructuring and transaction-related costs, is a useful financial measure because these items impacted the comparability of reported operating income during 2014 and 2013. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.
DELUXE CORPORATION
SEGMENT OPERATING INCOME
EXCLUDING ASSET IMPAIRMENT CHARGES/LOSS ON SALE-LEASEBACK, RESTRUCTURING AND TRANSACTION-RELATED COSTS
(In millions)
(Unaudited)

	Quarter Ended December 31,
	2014	2013
Adjusted operating income: (1)
Small Business Services	$53.5	$52.9
Financial Services	24.8	21.0
Direct Checks	14.2	14.8
Total	$92.5	$88.7

Adjusted operating margin: (1)
Small Business Services	17.8%	18.6%
Financial Services	23.6%	24.3%
Direct Checks	33.5%	31.7%
Total	20.6%	21.2%

	Year Ended December 31,
	2014	2013
Adjusted operating income: (1)
Small Business Services	$201.3	$187.1
Financial Services	90.9	87.0
Direct Checks	58.6	60.9
Total	$350.8	$335.0

Adjusted operating margin: (1)
Small Business Services	17.8%	17.8%
Financial Services	24.7%	25.3%
Direct Checks	33.2%	31.8%
Total	21.0%	21.1%

(1) Operating income excluding asset impairment charges/loss on sale-leaseback, restructuring and transaction-related costs reconciles to reported operating income as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted operating income	$92.5	$88.7	$350.8	$335.0

Asset impairment charges/loss on sale-leaseback, restructuring and transaction-related costs:
Small Business Services	(0.8)	(8.1)	(13.0)	(11.2)
Financial Services	(0.8)	(2.0)	(4.1)	(4.7)
Direct Checks	(0.8)	(0.6)	(1.1)	(1.2)
Total	(2.4)	(10.7)	(18.2)	(17.1)

Reported operating income	$90.1	$78.0	$332.6	$317.9

# # #